Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333 –263753) of Civitas Resources, Inc.

(2)	Registration Statements (Form S-8 Nos. 333-260881, 333-257295, 333-229431, 333-217545) of Civitas Resources, Inc.

of our report dated April 11, 2023, relating to the consolidated financial statements of Hibernia Energy III, LLC as of and for the years ended December 31, 2022 and 2021 appearing in this Current Report on Form 8-K/A of Civitas Resources, Inc.

/s/ Ernst & Young LLP

Houston, Texas

September 29, 2023